EX-3.4
   CERTIFICATION OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                        CERTIFICATE OF AMENDMENT
                    TO THE ARTICLES OF INCORPORATION
                     OF IN-SPORT INTERNATIONAL, INC.

TO: THE SECRETARY OF STATE OF DELAWARE

The undersigned corporation, a Delaware corporation, for the purpose of amending its Articles of Incorporation pursuant to the Delaware General Corporation Law, hereby certifies:

1. ARTICLE I of the Articles of Incorporation is amended to read as follows:

The name of the corporation is Avery Sports Turf, Inc.

2. ARTICLE IV of the Articles of Incorporation is amended to read as follows:

The capital stock of this Corporation shall consist of 500,000,000 shares of common stock, $0.001 par value.

3. No other changes to the Articles of Incorporation as originally filed on March 10, 1994, are incorporated into this Certificate of Amendment to the Articles of Incorporation.

4. This Certificate of Amendment to the Articles of Incorporation was duly adopted by a majority of the outstanding stock entitled to vote in accordance with the General Corporation Law of the State of Delaware, after being proposed by the Board of Directors and adopted by the directors in the manner and by the vote prescribed by the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, In-Sport International, Inc. has caused this certificate of Amendment to be signed by its President this 22nd day of July 2002.

IN-SPORT INTERNATIONAL, INC.


By: /s/  George Avery
George Avery, President